UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 17, 2025

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105

(Address of principal executive offices)

Registrant’s telephone number, including area code     (314) 530-9071

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

                                                                                                                                                                                     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 17, 2025, Verde Resources, Inc. (the “Company”), through Verde Estates LLC, a Missouri limited liability company (“VEL”), which is a wholly-owned subsidiary of the Company’s wholly-owned subsidiary, Verde Renewables, Inc., entered into a Purchase and Sale Agreement (the “Agreement”) to sell its property in La Belle Missouri (the “Property”) to TAFleer Properties LLC, a Missouri limited liability company (the “Buyer”). Under the terms of the Agreement, the proceeds for the sale of the Property shall be USD 350,000 to be paid in full by the Buyer at closing, in cash or by bank draft or money order. The disposition of the Property was completed on January 17, 2025.

Item 9.01 Financial Statements and Exhibits

The Purchase and Sale Agreement between Verde Estates LLC and TAFleer Properties LLC is attached hereto as Exhibit 10.1.

10.1	Purchase and Sale Agreement between Verde Estates LLC and TAFleer Properties LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: January 24, 2025

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